EXHIBIT 11.1
                        COMPUTATION OF PER SHARE EARNINGS
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                                                       For the Twelve Weeks Ended    For the Twenty-four Weeks Ended
                                                       June 17, 1997     June 11, 1996    June 17, 1997    June 11, 1996
                                                              (in thousands, except           (in thousands, except
                                                               per share amounts)               per share amounts)
Primary:
Average weighted shares outstanding                        40,990           38,090           40,915           37,843
Net effect of dilutive stock options-based
  on the treasury stock method using
  average market price                                        566            1,321              650            1,321
                                                          -------          -------          -------          -------
Total                                                      41,556           39,410           41,565           39,164
                                                          =======          =======          =======          =======

Net Income                                                $18,546          $ 8,103          $36,750          $21,039
                                                          =======          =======          =======          =======

Per share amount                                          $  0.45          $  0.21          $  0.88          $  0.54
                                                          =======          =======          =======          =======

Fully Diluted:
Average weighted shares outstanding                        40,990           38,090           40,915           37,843
Net effect of dilutive stock options-based
  on the treasury stock method using
  period-end market price, if higher
  than average market price                                   992            1,337              690            1,337
                                                          -------          -------          -------          -------
Total                                                      41,982           39,426           41,605           39,180
                                                          =======          =======          =======          =======

Net Income                                                $18,546          $ 8,103          $36,750          $21,039
                                                          =======          =======          =======          =======

Per share amount                                          $  0.44          $  0.21          $  0.88          $  0.54
                                                          =======          =======          =======          =======
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